SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)      January 6, 2003

InnSuites Hospitality Trust

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-07062	34-6647590
(Commission File Number)	(I.R.S. Employer Identification No.)

InnSuites Hotels Centre 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code       (602) 944-1500

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

On January 6, 2003, InnSuites Hospitality Trust (the “Trust”) engaged McGladrey & Pullen, LLP (“McGladrey”) to act as the Trust’s principal independent accountant to audit the Trust’s financial statements, replacing KPMG LLP (“KPMG”) which was dismissed as the Trust’s principal independent accountant on the same date.  The decision to change its principal independent accountant was recommended and approved by the Audit Committee of the Board of Trustees of the Trust.

The reports of KPMG on the Trust’s financial statements for the fiscal years ended January 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2002 and 2001, and in the subsequent interim periods through January 6, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report.

In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2002 and 2001, and in the subsequent interim periods through January 6, 2003, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended January 31, 2002 and 2001, and during all subsequent interim periods prior to January 6, 2003, the Trust did not consult McGladrey regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Trust’s financial statements or any of the matters described in the immediately preceding paragraphs.

The Trust requested that KPMG furnish it with a letter, addressed to the Securities and Exchange Commission, stating whether or not it agrees with the statements contained in this Current Report on Form 8-K.  A copy of such letter, dated January 8, 2003, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 7.    Exhibits

Exhibit No.	Document Description
16.1	Letter of KPMG LLP dated January 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust (Registrant)

Dated: January 10, 2003	By:	/s/ Anthony B. Waters
		Name:	Anthony B. Waters
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Document Description
16.1	Letter of KPMG LLP dated January 8, 2003.